SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Multi-Strategy Growth & Income Fund

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒       No fee required.

☐       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

________________________________________________________________________________

2)	Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

4)	Proposed maximum aggregate value of transaction:

________________________________________________________________________________

5)	Total fee paid:

________________________________________________________________________________

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

________________________________________________________________________________

2)	Form, Schedule or Registration Statement No.:

________________________________________________________________________________

3)	Filing Party:

________________________________________________________________________________

4)	Date Filed:

_______________________________________________________________________________

Multi-Strategy Growth & Income Fund Principal Executive Offices 80 Arkay Drive Hauppauge, NY 11788 (631) 470-2600 www.growthandincomefund.com

July 21, 2017

Dear Valued Shareholder:

I’d like to ask you for a moment of your time. The Board of Trustees of Multi-Strategy Growth & Income Fund (the “Fund”) has attempted to contact you multiple times regarding a Special Meeting of Shareholders requesting your vote on an important proposal for the Fund. A majority of the shareholders who have voted to date have voted in favor of the approval of a new advisory agreement between the Fund and LCM Investment Management, LLC, the Fund’s current investment adviser.

To date, we have not been successful in securing your vote. Shareholder action is required to approve the proposal for the Fund, and your vote – regardless of the number of shares you own - is critical to the passage of the proposal.

I ask you for your support in voting the enclosed proxy ballot. Please sign, date and return your proxy in the postage paid return envelope provided. Or, you may vote your shares by calling the toll-free number below, or vote via the internet at the website provided on your ballot.

PLEASE vote your shares today!

CALL 1-800-431-9633

Telephone voting is available Monday through Friday 9:00 AM to 10:00 PM (EST).

You may also vote by mail, automated telephone, or internet, as further detailed on the enclosed proxy card.

On behalf of the Board of Trustees of the Fund, please accept my thanks for your participation in this important matter. We appreciate your continued confidence in Multi-Strategy Growth & Income Fund, and we look forward to receiving your vote.

Sincerely,

Raymond J Lucia, Jr.

President and Trustee

Multi-Strategy Growth & Income Fund